As filed with the Securities and Exchange Commission on February 3, 2000
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          LIGHTPATH TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                     86-0708398
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                        6820 Academy Parkway East, N.E.
                         Albuquerque, New Mexico 87109
          ------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)


                 AMENDED & RESTATED DIRECTORS STOCK OPTION PLAN
                 ----------------------------------------------
                            (Full title of the plan)

              Donald E. Lawson, President & Chief Executive Officer 6820 Academy Parkway East, N.E. Albuquerque, NM 87109
              -----------------------------------------------------
                     (Name and address of agent for service)

                                 (505) 342-1100
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                 CALCULATION OF REGISTRATION FEE
============================================================================================
                        Proposed Maximum  Proposed Maximum
Title of Securities to    Amount to be     Offering Price     Aggregate         Amount of
    be Registered          Registered        Per Share      Offering Price  Registration Fee
--------------------------------------------------------------------------------------------
Class A Common Stock
$.01 par value              50,000*           $26.94**       $1,347,000**         $355.61

                                                                Total:            $355.61
============================================================================================

* Each share of Class A Common Stock issued by the Registrant has one associated non-detachable Preferred Stock Purchase Right.

** Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of Common Stock on January 31, 2000.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to the directors in accordance with Form S-8 and Securities Act Rule 428.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement is being filed solely to register the issuance of up to 50,000 additional shares of the Company's Class A Common Stock pursuant to its Amended & Restated Directors Stock Option Plan. The Company has previously filed a registration statement on Form S-8 (File No. 333-23511) covering 75,000 shares of its Class A Common Stock initially authorized for issuance under that plan and a registration statement on Form S-8 (File No. 333-92017) covering an additional 225,000 shares of its Class A Common Stock authorized for issuance under that plan. Except as supplemented by the information set forth below, the contents of those earlier registration statements are incorporated herein by reference.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Squire, Sanders & Dempsey L.L.P. ("SS&D") has passed on the legality of the shares of Class A Common Stock offered hereby for the Company. One of SS&D's partners, James L. Adler, Jr., currently serves as a director of the Company. As of January 15, 1999, Mr. Adler held options to purchase an aggregate of 50,176 shares of the Company's Class A Common Stock, of which 32,059 were exercisable as of or within 60 days of January 15, 1999. SS&D serves as the Company's general corporate and securities counsel and provides services to the Company in this capacity on a regular basis.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on this 31 day of January, 2000.

                                           LIGHTPATH TECHNOLOGIES, INC.

                                           By: /s/ Donald E. Lawson
                                               ---------------------------------
                                               Donald E. Lawson, President
                                               and Chief Executive Officer
                                               (chief executive and principal
                                               accounting officer)


                            SPECIAL POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Donald E. Lawson as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

      Signature                          Title                       Date
      ---------                          -----                       ----

/s/ Donald E. Lawson         President, Chief Executive         January 31, 2000
-------------------------    Officer, Treasurer and Director,
                             Donald E. Lawson

/s/ Robert Ripp              Chairman of the Board of
-------------------------    Directors, Robert Ripp             January 31, 2000

/s/ Leslie A. Danziger       Director, Leslie A. Danziger       January 31, 2000
-------------------------

/s/ Katherine Dietze         Director, Katherine Dietze         January 31, 2000
-------------------------

/s/ James L. Adler, Jr.      Director, James L. Adler, Jr.      January 31, 2000
-------------------------

/s/ Louis Leeburg            Director, Louis Leeburg             January 31,2000
-------------------------

/s/ James A. Wimbush         Director, James A. Wimbush         January 31, 2000
-------------------------

                                  EXHIBIT INDEX

                                                                    Page or
Exhibit Number                     Description                  Method of Filing
--------------                     -----------                  ----------------

      5           Opinion rendered by Squire, Sanders &
                  Dempsey L.L.P., counsel for the Registrant           *

    23.1          Consent of KPMG LLP                                  *

    23.2          Consent of Squire, Sanders & Dempsey L.L.P.
                  (included in Exhibit 5)

----------
*  filed herewith